UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2018

FVCBankcorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-38647	47-5020283
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

11325 Random Hills Road

Fairfax, Virginia 22030

(Address of Principal Executive Offices) (Zip Code)

(703) 436-3800

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01.                                        Completion of Acquisition or Disposition of Assets

On October 12, 2018, FVCBankcorp, Inc. (“FVCB”) completed its acquisition of Colombo Bank (“Colombo”). The acquisition of Colombo was effected through the merger (the “Merger”) of Colombo with and into FVCbank, FVCB’s wholly-owned subsidiary bank, in accordance with the Agreement and Plan of Merger (the “Merger Agreement”) among FVCB, FVCbank and Colombo, dated May 3, 2018.

Pursuant to the Merger Agreement, based on the average closing price of FVCB common stock during the five trading day period ended on October 10, 2018, the second trading day prior to closing, of $19.614 (the FVCB Average Closing Price”) holders of shares of Colombo common stock have a right to receive 0.002217 shares of FVCB common stock and $0.053157 in cash for each share of Colombo common stock held immediately prior to the effective date of the Merger, plus cash in lieu of fractional shares at a rate equal to the FVCB Average Closing Price, and subject to the right of holders of Colombo Common Stock who own fewer than 45,106 shares of Colombo common stock after aggregation of all shares held in the same name, and who make a timely election, to receive only cash in an amount equal to $0.096649 per share of Colombo common stock.

Each share of FVCB common stock outstanding immediately prior to the Merger remained outstanding and was unaffected by the Merger.  As a result of the Merger, approximately 763,198 shares of FVCB common stock are expected to be issued in exchange for outstanding shares of Colombo common stock, subject to adjustment for the elimination of fractional shares and valid elections to receive only cash consideration.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to this report. A copy of the news release announcing the completion of the Merger is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the Merger Agreement, as of the effective time, Morton A. Bender was appointed to fill a newly created vacancy in the Company’s Board of Directors.  Mr. Bender will also serve as a member of the Board of Directors of FVCbank.  Other than the Merger and the terms of the Merger Agreement, there are no arrangements or understandings between Mr. Bender and any other person pursuant to which he was selected as director and there are no material transactions between Mr. Bender and the Company.

Item 9.01.                                        Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of May 3, 2018 by and among FVCBankcorp, Inc., FVCbank and Colombo Bank (1)
99.1	News Release, dated October 12, 2018

(1)         Incorporated by reference to Exhibit 2.1 to FVCBankcorp, Inc.’s Registration Statement on Form S-1 (Registration No. 333-226942) filed on August 20, 2018.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FVCBANKCORP, INC.

	By:	/s/ Jennifer L. Deacon
Jennifer L. Deacon, Executive Vice President and Chief Financial Officer

Dated: October 15, 2018